SUBSIDIARIES OF MILTOPE GROUP INC.

                                                                    % Owned
                                                                    Direct or
            Name                         State ofIncorporation      Indirect
       -----------------------------     --------------------       ---------
       Miltope Corporation                      Alabama               100%

       Miltope Business Products, Inc.          New York              100%

       IV Phoenix Group, Inc.                   New York               90%